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                                                                   EXHIBIT 3(a)

                                                                            LOGO

                                    TRW INC.

                       Amended Articles of Incorporation

                             ---------------------

                             EFFECTIVE MAY 5, 1997

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                       AMENDED ARTICLES OF INCORPORATION

                                       OF

                                    TRW INC.
                      ------------------------------------

     First: The name of the Corporation shall be TRW Inc.

     Second: The principal office of the Corporation shall be located in Lyndhurst, Cuyahoga County, Ohio.

     Third: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be formed under the General Corporation Law of the State of Ohio.

     Fourth: The number of shares which the Corporation is authorized to have outstanding is 505,099,536, which shall be classified as follows:

     99,536 shares of Serial Preference Stock without par value (hereinafter called "Serial Preference Stock");

     5,000,000 shares of Serial Preference Stock II without par value (hereinafter called "Serial Preference Stock II"); and

     500,000,000 shares of Common Stock of the par value of $0.625 each (hereinafter called "Common Stock").

     The shares of such classes of stock shall have the following express terms:

                                     DIVISION A
                     Express Terms of Cumulative Preferred Stock

          [All outstanding shares of the Cumulative Preferred Stock were redeemed on June 15, 1979. The provisions of this Division A, together with other references to the Cumulative Preferred Stock in these Amended Articles of Incorporation, were deleted by action of the Directors of the Corporation on July 18, 1979.]

                                     DIVISION B
                      Express Terms of Serial Preference Stock

          SECTION 1. The Serial Preference Stock may be issued from time to time in one or more series. All shares of Serial Preference Stock shall be of equal rank and shall be identical, except in respect of the particulars that may be fixed and determined by the Board of Directors as hereinafter provided, and each share of each series shall be identical in all respects with all other shares of such series, except as to the date from which dividends are cumulative. All shares of Serial Preference Stock shall also be of equal rank and shall be identical with shares of Serial Preference Stock II except in respect of (1) the particulars that may be fixed and determined by the Board of Directors as hereinafter provided, (2) the amount which the holders of Serial Preference Stock of any series are entitled to receive in case of involuntary liquidation, dissolution or winding up of the affairs of the Corporation, as fixed and determined by
     Section 5(a)(ii) of this Division, and (3) the voting rights and provisions for consents relating to Serial Preference Stock, as fixed and determined by Section 6 of this Division. Subject to the provisions of Sections 2 through 8, inclusive, of this Division, which provisions shall apply to all Serial Preference Stock, the Board of Directors hereby is empowered to cause the same to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix and determine:

             (a) the designation of the series, which may be by distinguishing number, letter or title;

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             (b) the number of shares of the series, which number may be increased (except where otherwise provided by the Board of Directors in creating the series) or decreased (but not below the number of shares thereof then outstanding) by like action of the Board of Directors;

             (c) the annual dividend rate of the series;

             (d) the dates at which dividends, if declared, shall be payable;

             (e) the redemption rights and price or prices, if any, for shares of the series;

             (f) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

             (g) the amounts payable on shares of the series in the event of any voluntary liquidation, dissolution or winding up of the affairs of the Corporation;

             (h) whether the shares of the series shall be convertible into Common Stock, and, if so, the conversion price or prices and the adjustments thereof, if any, and all other terms and conditions upon which such conversion may be made; and

             (i) restrictions (in addition to those set forth in Section 6(b) and 6(c) of this Division) on the issuance of shares of the same series or of any other class or series.

          The Board of Directors is authorized to adopt from time to time amendments to the Articles of Incorporation of the Corporation, fixing and determining, with respect to each such series, the matters described in clauses (a) through (i), inclusive, of this Section 1.

          SECTION 2. The holders of the Serial Preference Stock of each series, in preference to the holders of Common Stock and of any other class of shares ranking junior to the Serial Preference Stock, shall be entitled to receive out of any funds legally available for Serial Preference Stock and Serial Preference Stock II and when and as declared by the Board of Directors dividends in cash at the rate for such series fixed in accordance with the provisions of Section 1 of this Division and no more, payable quarterly on the dates fixed for such series. Such dividends shall be cumulative, in the case of shares of each particular series, from and after the date of issuance thereof. No dividends may be paid upon or declared or set apart for any of the Serial Preference Stock for any quarterly dividend period unless at the same time (i) a like proportionate dividend for the same quarterly dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon or declared or set apart for all Serial Preference Stock of all series then issued and outstanding and entitled to receive such dividend, and (ii) the dividend payable during the same quarterly dividend period upon all Serial Preference Stock II of all series then issued and outstanding at the rate and upon the date as fixed and determined by the Board of Directors as provided in Section 1 of Division C hereof shall be paid upon or declared or set apart for all such Serial Preference Stock II entitled to receive such dividend.

          SECTION 3. In no event so long as any Serial Preference Stock shall be outstanding shall any dividends, except a dividend payable in Common Stock or other shares ranking junior to the Serial Preference Stock, be paid or declared or any distribution be made except as aforesaid on the Common Stock or any other shares ranking junior to the Serial Preference Stock, nor shall any Common Stock or any other shares ranking junior to the Serial Preference Stock be purchased, retired or otherwise acquired by the Corporation (except out of the proceeds of the sale of Common Stock or other shares ranking junior to the Serial Preference Stock received by the Corporation subsequent to January 1, 1964):

             (a) unless all accrued and unpaid dividends on Serial Preference Stock, including the full dividends for the current quarterly dividend period, shall have been declared and paid or a sum sufficient for payment thereof set apart; and

             (b) unless there shall be no arrearages with respect to the redemption of Serial Preference Stock of any series from any sinking fund provided for shares of such series in accordance with the provisions of Section 1 of this Division.

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          SECTION 4.

          (a) Subject to the express terms of each series, the Corporation may from time to time redeem all or any part of the Serial Preference Stock of any series at the time outstanding (i) at the option of the Board of Directors at the applicable redemption price for such series fixed in accordance with the provisions of Section 1 of this Division, or (ii) in fulfillment of the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price fixed in accordance with the provisions of Section 1 of this Division, together in each case with accrued dividends to the redemption date.

          (b) Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of the Serial Preference Stock to be redeemed at their respective addresses then appearing on the books of the Corporation, and shall be published at least once in a newspaper of general circulation in the City of New York, New York, not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for such redemption. At any time before or after notice has been given as above provided, the Corporation may deposit the aggregate redemption price of the shares of Serial Preference Stock to be redeemed with any bank or trust company in the City of Cleveland, Ohio, or the City of New York, New York, having capital and surplus of more than Five Million Dollars ($5,000,000), named in such notice, directed to be paid to the respective holders of the shares of Serial Preference Stock so to be redeemed, in amounts equal to the redemption price of all shares of Serial Preference Stock so to be redeemed, on surrender of the stock certificate or certificates held by such holders, and upon the making of such deposit such holders shall cease to be shareholders with respect to such shares, and after such notice shall have been given and such deposit shall have been made such holders shall have no interest in or claim against the Corporation with respect to such shares and shall be entitled only to receive such moneys from such bank or trust company without interest. In case less than all of the outstanding shares of Serial Preference Stock are to be redeemed, the Corporation shall select by lot the shares so to be redeemed in such manner as shall be prescribed by its Board of Directors.

          If the holders of shares of Serial Preference Stock which shall have been called for redemption shall not, within six years after such deposit, claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof and to such holders.

          (c) Any shares of Serial Preference Stock which are redeemed by the Corporation pursuant to the provisions of this Section 4 and any shares of Serial Preference Stock which are purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series and any shares of Serial Preference Stock which are converted in accordance with the express terms thereof shall be cancelled and not reissued. Any shares of Serial Preference Stock otherwise acquired by the Corporation shall resume the status of authorized and unissued shares of Serial Preference Stock without serial designation.

          SECTION 5.

          (a) The holders of the Serial Preference Stock of any series shall, in case of liquidation, dissolution or winding up of the affairs of the Corporation, be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Stock or any other shares ranking junior to the Serial Preference Stock:

             (i) in the event of any voluntary liquidation, dissolution or winding up of the affairs of the Corporation, the amounts fixed with respect to shares of such series in accordance with Section 1 of this Division; or

             (ii) in the event of any involuntary liquidation, dissolution or winding up of the affairs of the Corporation, $100 per share;

     plus in either event an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the Corporation. In case the net assets of the Corporation legally available therefor are insufficient to permit

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     the payment upon all outstanding shares of Serial Preference Stock and
     Serial Preference Stock II of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably to all outstanding shares of Serial Preference Stock and Serial Preference Stock II in proportion to the full preferential amount to which each such share is entitled.

          After payment to holders of Serial Preference Stock of the full preferential amounts as aforesaid, holders of Serial Preference Stock, as such, shall have no right or claim to any of the remaining assets of the Corporation.

          (b) The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 5.

          SECTION 6.

          (a) The holders of Serial Preference Stock shall be entitled at all times to two votes for each share, and, except as otherwise provided herein or required by law, the holders of the Serial Preference Stock, the holders of Serial Preference Stock II and the holders of Common Stock of the Corporation shall vote together as one class on all matters, subject, however, to the special voting rights conferred upon the holders of Serial Preference Stock II as hereinafter provided in Section 6 of Division C hereof.

          If, and so often as, the Corporation shall be in default in the payment of the equivalent of six (6) full quarterly dividends on all shares of all series of Serial Preference Stock at the time outstanding, whether or not earned or declared, the holders of Serial Preference Stock of all series, voting separately as a class and in addition to all other rights to vote for Directors, shall be entitled to elect as herein provided, three
     (3) members of the Board of Directors of the Corporation; provided, however, that the holders of shares of Serial Preference Stock shall not have or exercise such special class voting rights except at meetings of the shareholders for the election of Directors at which the holders of not less than thirty-five per cent (35%) of the outstanding shares of Serial Preference Stock of all series then outstanding are present in person or by proxy; and provided, further, that the special class voting rights provided for herein when the same shall have become vested, shall remain so vested until all accrued unpaid dividends on the Serial Preference Stock of all series then outstanding shall have been paid, whereupon the holders of the Serial Preference Stock shall be divested of their special class voting rights in respect of subsequent elections of Directors, subject to the revesting of such special class voting rights in the event hereinabove specified in this Section.

          In the event of default entitling the holders of Serial Preference Stock to elect three (3) Directors as above specified, a special meeting of the shareholders for the purpose of electing such Directors shall be called by the Secretary of the Corporation upon written request of, or may be called by, the holders of record of at least ten per cent (10%) of the shares of Serial Preference Stock of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required to call such special meeting if the annual meeting of shareholders shall be held within ninety (90) days after the date of receipt of the foregoing written request from the holders of Serial Preference Stock. At any meeting at which the holders of the Serial Preference Stock shall be entitled to elect Directors, the holders of thirty-five per cent (35%) of the then outstanding shares of Serial Preference Stock of all series, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which the holders of the Serial Preference Stock are entitled to elect as hereinabove provided.

          (b) The consent of the holders of at least two-thirds of the number of shares of Serial Preference Stock at the time outstanding given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of the Serial Preference Stock shall vote separately as a class, shall be

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     necessary to effect any one or more of the following (but so far as the holders of Serial Preference Stock are concerned, such action may be effected with such consent):

             (i) any amendment, alteration or repeal of any of the provisions of these Articles of Incorporation, as the same may at any time be amended, or of the Regulations of the Corporation which affects adversely the voting powers, rights or preferences of the holders of Serial Preference Stock or reduces the time for any notice to which the holders of Serial Preference Stock may be entitled; provided, however, that, for the purpose of this clause (i) only, neither the amendment of these Articles of Incorporation, as the same may at any time be amended, so as to authorize or create, or to increase the authorized amount of, Serial Preference Stock or of any shares of any class ranking on a parity with or junior to the Serial Preference Stock, nor the amendment of the provisions of the Regulations so as to increase the number of Directors of the Corporation, shall be deemed to affect adversely the voting powers, rights or preferences of the holders of the Serial Preference Stock; and provided further, that if such amendment, alteration or repeal affects adversely the rights or preferences of one or more but not all series of Serial Preference Stock at the time outstanding, only the consent of the holders of at least two-thirds of the number of the shares of the series so affected shall be required;

             (ii) the authorization or creation of, or the increase in the authorized amount of, any shares of any class, or any security convertible into shares of any class, ranking prior to the Serial Preference Stock; or

             (iii) the purchase or redemption (for sinking fund purposes or otherwise) of less than all of the Serial Preference Stock then outstanding except in accordance with a stock purchase offer made to all holders of record of Serial Preference Stock, unless all dividends upon all Serial Preference Stock then outstanding for all previous quarterly dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with.

          (c) The consent of the holders of at least a majority of the number of shares of Serial Preference Stock at the time outstanding, given in person or by proxy either in writing or at a meeting called for the purpose at which the holders of the Serial Preference Stock shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of Serial Preference Stock are concerned, such action may be effected with such consent):

             (i) the sale, lease or conveyance by the Corporation of all or substantially all of its property or business or the voluntary parting with the control thereof, or its consolidation with or merger into any other corporation, unless the corporation resulting from such consolidation or merger will have after such consolidation or merger no class of shares either authorized or outstanding ranking prior to or on a parity with the Serial Preference Stock except the same number of shares ranking prior to or on a parity with the Serial Preference Stock and having the same rights and preferences as the shares of the Corporation authorized and outstanding immediately preceding such consolidation or merger, and each holder of Serial Preference Stock immediately preceding such consolidation or merger shall receive the same number of shares, with the same rights and preferences, of the resulting corporation; or

             (ii) The authorization of any shares ranking on a parity with the Serial Preference Stock or an increase in the authorized number of shares of Serial Preference Stock.

          (d) Neither the consent of, nor any adjustment of the voting rights of, holders of shares of Serial Preference Stock shall be required for an increase in the number of shares of Common Stock authorized or issued or for stock splits of the Common Stock or for stock dividends on any class of stock payable solely in Common Stock, and none of the foregoing actions shall be deemed to affect adversely the voting powers, rights or preferences of Serial Preference Stock within the meaning and for the purpose of this Division B.

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          SECTION 7.  The holders of the Serial Preference Stock shall have no pre-emptive right to purchase or have offered to them for purchase any shares or other securities of the Corporation, whether now or hereafter authorized.

          SECTION 8.  For the purposes of this Division B:

          Whenever reference is made to shares "ranking prior to the Serial Preference Stock", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of an involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Serial Preference Stock; whenever reference is made to shares "on a parity with the Serial Preference Stock", such reference shall mean and include all shares of Serial Preference Stock II and all other shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of an involuntary liquidation, dissolution or winding up of the Corporation rank on an equality (except as to the amounts fixed therefor) with the rights of the holders of Serial Preference Stock; and whenever reference is made to shares "ranking junior to the Serial Preference Stock" such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders as to the payment of dividends and as to distributions in the event of an involuntary liquidation, dissolution or winding up of the Corporation are junior and subordinate to the rights of the holders of the Serial Preference Stock.

                                    DIVISION B-1
                 Express Terms of $4.25 Cumulative Preference Stock,
                  Series A, Convertible on or before June 15, 1979

          [All outstanding shares of the $4.25 Cumulative Preference Stock, Series A, were redeemed on June 15, 1979. The provisions of this Division B-1 were deleted by action of the Directors of the Corporation on July 18, 1979.]

                                    DIVISION B-2
                 Express Terms of $5.00 Cumulative Preference Stock,
                  Series B, Convertible on or before June 15, 1982

          [All outstanding shares of the $5.00 Cumulative Preference Stock, Series B, were redeemed on June 15, 1979. The provisions of this Division B-2 were deleted by action of the Directors of the Corporation on July 18, 1979.]

                                     DIVISION C
                     Express Terms of Serial Preference Stock II

          SECTION 1. The Serial Preference Stock II may be issued from time to time in one or more series. All shares of Serial Preference Stock II shall be of equal rank and shall be identical, except in respect of the particulars that may be fixed and determined by the Board of Directors as hereinafter provided, and each share of each series shall be identical in all respects with all other shares of such series, except as to the date from which dividends are cumulative. All shares of Serial Preference Stock II shall also be of equal rank and shall be identical with shares of Serial Preference Stock except in respect of (1) the particulars that may be fixed and determined by the Board of Directors as hereinafter provided, and (2) the voting rights and provisions for consents relating to Serial Preference Stock II, as fixed and determined by Section 6 of this Division. Subject to the provisions of Sections 2 through 8, inclusive, of this Division, which provisions shall apply to all Serial Preference Stock II, the Board of Directors hereby is empowered to cause the same to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix and determine:

             (a) the designation of the series, which may be by distinguishing number, letter or title;

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             (b) the number of shares of the series, which number may be increased (except where otherwise provided by the Board of Directors in creating the series) or decreased (but not below the number of shares thereof then outstanding) by like action of the Board of Directors;

             (c) the annual dividend rate of the series;

             (d) the dates at which dividends, if declared, shall be payable and the dates from which dividends shall be cumulative;

             (e) the redemption rights and price or prices, if any, for shares of the series;

             (f) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

             (g) the amounts payable on shares of the series in the event of any liquidation, dissolution or winding up of the affairs of the Corporation;

             (h) whether the shares of the series shall be convertible into Common Stock, and, if so, the conversion price or prices and the adjustments thereof, if any, and all other terms and conditions upon which such conversion may be made; and

             (i) restrictions (in addition to those set forth in Section 6(b) and 6(c) of this Division) on the issuance of shares of the same series or of any other class or series.

          The Board of Directors is authorized to adopt from time to time amendments to the Articles of Incorporation of the Corporation fixing and determining, with respect to each such series, the matters described in clauses (a) through (i), inclusive, of this Section 1.

          SECTION 2. The holders of the Serial Preference Stock II of each series, in preference to the holders of Common Stock and of any other class of shares ranking junior to the Serial Preference Stock II, shall be entitled to receive out of any funds legally available for Serial Preference Stock II and Serial Preference Stock and when and as declared by the Board of Directors dividends in cash at the rate for such series fixed in accordance with the provisions of Section 1 of this Division and no more, payable quarterly on the dates fixed for such series. Such dividends shall be cumulative, in the case of shares of each particular series, from and after the date of issuance thereof or from and after such other date or dates as may be fixed and determined by the Board of Directors by amendment to the Articles of Incorporation of the Corporation as provided in Section 1 of this Division. No dividends may be paid upon or declared or set apart for any of the Serial Preference Stock II for any quarterly dividend period unless at the same time (i) a like proportionate dividend for the same quarterly dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon or declared or set apart for all Serial Preference Stock II of all series then issued and outstanding and entitled to receive such dividend and (ii) the dividend payable during the same quarterly dividend period upon all Serial Preference Stock of all series then issued and outstanding at the rate and upon the date as fixed and determined by the Board of Directors as provided in Section 1 of Division B hereof shall be paid upon or declared or set apart for all such Serial Preference Stock entitled to receive such dividend.

          SECTION 3. In no event so long as any Serial Preference Stock II shall be outstanding shall any dividends, except a dividend payable in Common Stock or other shares ranking junior to the Serial Preference Stock II, be paid or declared or any distribution be made except as aforesaid on the Common Stock or any other shares ranking junior to the Serial Preference Stock II, nor shall any Common Stock or any other shares ranking junior to the Serial Preference Stock II be purchased, retired or otherwise acquired by the Corporation (except out of the proceeds of the sale of Common Stock or other shares ranking junior to the Serial Preference Stock II received by the Corporation subsequent to January 1, 1964):

             (a) unless all accrued and unpaid dividends on Serial Preference Stock II, including the full dividends for the current quarterly dividend period, shall have been declared and paid or a sum sufficient for payment thereof set apart; and

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             (b) unless there shall be no arrearages with respect to the redemption of Serial Preference Stock II of any series from any sinking fund provided for shares of such series in accordance with the provisions of Section 1 of this Division.

          SECTION 4.

          (a) Subject to the express terms of each series, the Corporation may from time to time redeem all or any part of the Serial Preference Stock II of any series at the time outstanding (i) at the option of the Board of Directors at the applicable redemption price for such series fixed in accordance with the provisions of Section 1 of this Division, or (ii) in fulfillment of the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price fixed in accordance with the provisions of Section 1 of this Division, together in each case with accrued dividends to the redemption date.

          (b) Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of the Serial Preference Stock II to be redeemed at their respective addresses then appearing on the books of the Corporation, and shall be published at least once in a newspaper of general circulation in the City of New York, New York, not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for such redemption. At any time before or after notice has been given as above provided, the Corporation may deposit the aggregate redemption price of the shares of Serial Preference Stock II to be redeemed with any bank or trust company in the City of Cleveland, Ohio, or the City of New York, New York, having capital and surplus of more than Five Million Dollars ($5,000,000), named in such notice, directed to be paid to the respective holders of the shares of Serial Preference Stock II so to be redeemed, in amounts equal to the redemption price of all shares of Serial Preference Stock II so to be redeemed, on surrender of the stock certificate or certificates held by such holders, and upon the making of such deposit such holders shall cease to be shareholders with respect to such shares, and after such notice shall have been given and such deposit shall have been made, such holders shall have no interest in or claim against the Corporation with respect to such shares and shall be entitled only to receive such moneys from such bank or trust company without interest. In case less than all of the outstanding shares of Serial Preference Stock II are to be redeemed, the Corporation shall select by lot the shares so to be redeemed in such manner as shall be prescribed by its Board of Directors.

          If the holders of shares of Serial Preference Stock II which shall have been called for redemption shall not, within six years after such deposit, claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof and to such holders.

          (c) Any shares of Serial Preference Stock II which are redeemed by the Corporation pursuant to the provisions of this Section 4 and any shares of Serial Preference Stock II which are purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series and any shares of Serial Preference Stock II which are converted in accordance with the express terms thereof shall be cancelled and not reissued. Any shares of Serial Preference Stock II otherwise acquired by the Corporation shall resume the status of authorized and unissued shares of Serial Preference Stock II without serial designation.

          SECTION 5.

          (a) The holders of the Serial Preference Stock II of any series shall, in case of liquidation, dissolution or winding up of the affairs of the Corporation, be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Stock or any other shares ranking junior to the Serial Preference Stock II, the amounts fixed with respect to shares of such series in accordance with Section 1 of this Division, plus an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the Corporation. In case the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of Serial Preference Stock and Serial Preference Stock II of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably to all outstanding shares of Serial Preference Stock and Serial Preference Stock II in proportion to the full preferential amount to which each such share is entitled.

          After payment to holders of Serial Preference Stock II of the full preferential amounts as aforesaid, holders of Serial Preference Stock II, as such, shall have no right or claim to any of the remaining assets of the Corporation.

          (b) The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 5.

          SECTION 6.

          (a) The holders of Serial Preference Stock II shall be entitled at all times to one vote for each share, and, except as otherwise provided herein or required by law, the holders of the Serial Preference Stock II, the holders of Serial Preference Stock and the holders of Common Stock shall vote together as one class on all matters, subject, however, to the special voting rights conferred upon the holders of Serial Preference Stock as hereinabove provided in Section 6 of Division B hereof.

          If, and so often as, the Corporation shall be in default in the payment of the equivalent of six (6) full quarterly dividends on all shares of all series of Serial Preference Stock II at the time outstanding, whether or not earned or declared, the holders of Serial Preference Stock II of all series, voting separately as a class and in addition to all other rights to vote for Directors, shall be entitled to elect, as herein provided, three (3) members of the Board of Directors of the Corporation; provided, however, that the holders of shares of Serial Preference Stock II shall not have or exercise such special class voting rights except at meetings of the shareholders for the election of Directors at which the holders of not less than thirty-five per cent (35%) of the outstanding shares of Serial Preference Stock II of all series then outstanding are present in person or by proxy; and provided further that the special class voting rights provided for herein when the same shall have become vested shall remain so vested until all accrued unpaid dividends on the Serial Preference Stock II of all series then outstanding shall have been paid, whereupon the holders of the Serial Preference Stock II shall be divested of their special class voting rights in respect of subsequent elections of Directors, subject to the revesting of such special class voting rights in the event hereinabove specified in this Section.

          In the event of default entitling the holders of Serial Preference Stock II to elect three (3) Directors as above specified, a special meeting of the shareholders for the purpose of electing such Directors shall be called by the Secretary of the Corporation upon written request of, or may be called by, the holders of record of at least ten per cent (10%) of the shares of Serial Preference Stock II of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required to call such special meeting if the annual meeting of shareholders shall be held within ninety (90) days after the date of receipt of the foregoing written request from the holders of Serial Preference Stock II. At any meeting at which the holders of the Serial Preference Stock II shall be entitled to elect Directors, the holders of thirty-five per cent (35%) of the then outstanding shares of Serial Preference Stock II of all series, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which the holders of the Serial Preference Stock II are entitled to elect as hereinabove provided.

          (b) The consent of the holders of at least two-thirds of the number of shares of Serial Preference Stock II at the time outstanding given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of the Serial Preference Stock II shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of Serial Preference Stock II are concerned, such action may be effected with such consent):

             (i) any amendment, alteration or repeal of any of the provisions of these Articles of Incorporation, as the same may at any time be amended, or of the Regulations of the Corporation which affects adversely the voting powers, rights or preferences of the holders of Serial Preference Stock II or reduces the time for any notice to which the holders of Serial Preference Stock II may be entitled; provided, however, that neither the amendment of these Articles of Incorporation, as the same may at any time be amended, so as to authorize or create, or to increase the authorized amount of, Serial Preference Stock II or of any shares of any class ranking on a parity with or junior to the Serial Preference Stock II, nor the amendment of the provisions of the Regulations so as to increase the number of Directors of the Corporation, shall be deemed to affect adversely the voting powers, rights or preferences of the holders of the Serial Preference Stock II; and provided, further, that if such amendment, alteration or repeal affects adversely the rights or preferences of one or more but not all series of Serial Preference Stock II at the time outstanding, only the consent of the holders of at least two-thirds of the number of the shares of the series so affected shall be required;

             (ii) the authorization or creation of, or the increase in the authorized amount of, any shares of any class, or any security convertible into shares of any class, ranking prior to the Serial Preference Stock II; or

             (iii) the purchase or redemption (for sinking fund purposes or otherwise) of less than all of the Serial Preference Stock II then outstanding except in accordance with a stock purchase offer made to all holders of record of Serial Preference Stock II, unless all dividends upon all Serial Preference Stock II then outstanding for all previous quarterly dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with.

          (c) The consent of the holders of at least a majority of the number of shares of Serial Preference Stock II at the time outstanding, given in person or by proxy either in writing or at a meeting called for the purpose at which the holders of the Serial Preference Stock II shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of Serial Preference Stock II are concerned, such action may be effected with such consent):

             (i) the sale, lease or conveyance by the Corporation of all or substantially all of its property or business or the voluntary parting with the control thereof, or its consolidation with or merger into any other corporation, unless the corporation resulting from such consolidation or merger will have after such consolidation or merger no class of shares either authorized or outstanding ranking prior to or on a parity with the Serial Preference Stock II except the same number of shares ranking prior to or on a parity with the Serial Preference Stock II and having the same rights and preferences as the shares of the Corporation authorized and outstanding immediately preceding such consolidation or merger, and each holder of Serial Preference Stock II immediately preceding such consolidation or merger shall receive the same number of shares, with the same rights and preferences, of the resulting corporation; or

             (ii) the authorization of any shares ranking on a parity with the Serial Preference Stock II or an increase in the authorized number of shares of Serial Preference Stock II.

          (d) Neither the consent of, nor any adjustment of the voting rights of, holders of shares of Serial Preference Stock II shall be required for an increase in the number of shares of Common Stock authorized or issued or for stock splits of the Common Stock or for stock dividends on any class of stock payable solely in Common Stock, and none of the foregoing actions shall be deemed to affect adversely the voting powers, rights or preferences of Serial Preference Stock II within the meaning and for the purpose of this Division C.

     SECTION 7. The holders of the Serial Preference Stock II shall have no pre-emptive right to purchase or have offered to them for purchase any shares or other securities of the Corporation, whether now or hereafter authorized.

     SECTION 8.  For the purposes of this Division C:

     Whenever reference is made to shares "ranking prior to the Serial Preference Stock II", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of an involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Serial Preference Stock II; whenever reference is made to shares "on a parity with the Serial Preference Stock II", such reference shall mean and include all shares of Serial Preference Stock and all other shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of an involuntary liquidation, dissolution or winding up of the Corporation rank on an equality (except as to the amounts fixed therefor) with the rights of the holders of the Serial Preference Stock II; and whenever reference is made to shares "ranking junior to the Serial Preference Stock II", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders as to the payment of dividends and as to distributions in the event of an involuntary liquidation, dissolution or winding up of the Corporation are junior and subordinate to the rights of the holders of the Serial Preference Stock II.

                                    DIVISION C-1
               Express Terms of Cumulative Serial Preference Stock II,
                             $4.40 Convertible Series 1

          There is hereby established a first series of Serial Preference Stock II, to which the following provisions shall be applicable:

          SECTION 1. Designation of Series. The series shall be designated "Cumulative Serial Preference Stock II, $4.40 Convertible Series 1" (herein called "Series 1").

          SECTION 2. Number of Shares. The number of shares of Series 1 is 1,735,000, which number from time to time may be increased or decreased (but not below the number of shares of the series then outstanding) by the Directors.

          SECTION 3. Dividend Rate. The dividend rate for Series 1 is $4.40 per share per annum.

          SECTION 4. Dividend Payment Dates; Cumulation Dates. The dates on which dividends on shares of Series 1 shall be payable are March 15, June 15, September 15 and December 15 of each year. Dividends on shares of Series 1 shall be cumulative as follows:

             (a) in the case of shares of Series 1 issued on the effective date of the mergers of IRC, Inc. and United-Carr Incorporated into the Corporation, dividends shall be cumulative from such effective date;

             (b) in the case of shares of Series 1 issued during the period commencing immediately after the record date for a dividend on shares of such series and terminating at the close of the payment date for such dividend, dividends shall be cumulative from such last-mentioned dividend payment date; and

             (c) in all other cases, dividends shall be cumulative from the dividend payment date next preceding the date of issue of such shares.

          SECTION 5. Redemption Prices. The shares of Series 1 shall not be redeemable by the Corporation prior to March 15, 1974. Thereafter the redemption prices for shares of Series 1 shall be as follows:

           IF THE REDEMPTION DATE                       IF THE REDEMPTION DATE
             IS DURING 12-MONTH                           IS DURING 12-MONTH
              PERIOD BEGINNING          REDEMPTION         PERIOD BEGINNING          REDEMPTION
                  MARCH 15                PRICE                MARCH 15                PRICE
          -------------------------     ----------     -------------------------     ----------
          1974.....................      $ 112.00      1977.....................      $ 106.00
          1975.....................        110.00      1978 and thereafter......        104.00
          1976.....................        108.00

          SECTION 6. Liquidation Rights. The amount payable on shares of Series 1 in the event of any voluntary liquidation, dissolution or winding up of the affairs of the Corporation prior to March 15, 1974 shall be $112.00 per share and thereafter shall be an amount equal to the redemption price for shares of Series 1 in effect on the distribution date, and in the event of any involuntary liquidation, dissolution or winding up of the Corporation shall be $104.00 per share.

        SECTION 7.  Conversion Right.

          (a) Subject to and upon compliance with the provisions of this Section 7, shares of Series 1 may, at the option of the holder at any time (or, in the case of shares called for redemption, then until and including the close of business on the date fixed for redemption but not thereafter if payment of the redemption price has been duly provided for by the date fixed for redemption), be converted into shares of Common Stock (as such shares shall be constituted at the conversion date) at the conversion price in effect at the conversion date.

          (b) The holder of each share of Series 1 may exercise the conversion privilege in respect thereof by delivering to any transfer agent of Series 1 the share to be converted, accompanied by written notice that the holder elects to convert such share. Conversion shall be deemed to have been effected immediately prior to the close of business on the date when such delivery is made, and such date is referred to in this Section as the "conversion date". On the conversion date or as promptly thereafter as practicable, the Corporation shall issue and deliver to the holder of shares of Series 1 surrendered for conversion, or on his written order, a certificate for the number of full shares of Common Stock issuable upon the conversion of such shares of Series 1 and a check or cash in respect of any fraction of a share as provided in paragraph (c) of this Section 7. The person in whose name the stock certificate is to be issued shall be deemed to have become a holder of Common Stock of record on the conversion date. No adjustment shall be made for any dividends on such shares of Series 1 or for dividends on the shares of Common Stock issued on conversion.

          (c) The Corporation shall not be required to issue fractional shares of Common Stock upon conversion of shares of Series 1. If more than one share of Series 1 shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon the conversion of any shares of Series 1, the Corporation shall, in lieu of delivering the fractional share therefor, make an adjustment therefor in cash at the current market value thereof, computed on the basis of the last reported sale price of the shares of Common Stock on the New York Stock Exchange on the last business day before the conversion date or, if there was no reported sale on that day, on the basis of the mean of the closing bid and asked quotations on that Exchange on that day, or, if the Common Stock is not then listed on that Exchange, on the basis of the mean of the closing bid and asked quotations in the over-the-counter market on that day, as reported by the National Quotation Bureau, or similar reporting service.

          (d) Unless and until an adjusted conversion price of the Common Stock is required to be computed as hereinafter provided, the conversion price for such Common Stock shall be $90.909 per share (this initial conversion price being herein called the "base conversion price"). The number of shares of

     Common Stock issuable upon conversion of one share of Series 1 shall be determined by dividing $100 by the conversion price then in effect.

          (e) The conversion price shall be adjusted from time to time as follows:

             (A) Except as provided in subparagraphs (C), (E) and (F) below, whenever the Corporation shall issue or sell any Additional Shares as hereinafter defined for a consideration per share less than the conversion price then in effect, or without consideration, the conversion price in effect immediately prior to such issuance shall forthwith be adjusted as follows:

                (1) multiply the base conversion price by the sum of (i) the total number of shares of Common Stock outstanding (excluding shares held in the Corporation's treasury) on November 16, 1967 and (ii) the total number of shares of Common Stock issuable on November 16, 1967 upon conversion of any shares of Serial Preference Stock then outstanding (the sum of such shares being herein called the "Base Shares"), then

                (2) add to the result so obtained the total consideration received by the Corporation for all Additional Shares, and then

                (3) divide such result by the sum of the number of Base Shares and the number of Additional Shares, disregarding in the quotient so obtained fractions of one cent;

        provided, however, that such adjustment shall be made only if the resulting quotient shall be less than the conversion price in effect immediately prior to the issue or sale of such Additional Shares.

             (B) For the purposes of subparagraph (A) above, the following provisions shall be applicable:

                (1) The term "Additional Shares" shall mean all shares of Common Stock issued by the Corporation (whether or not the consideration therefor, if any, is less per share than the base conversion price) in excess of the Base Shares, whether or not subsequently reacquired or retired by the Corporation, other than:

                    (i) shares now or hereafter held in the Corporation's
               treasury;

                    (ii) shares issued pursuant to any employees' stock purchase plan or any employees' stock option plan heretofore or hereafter adopted or approved by the shareholders of the Corporation and shares issued pursuant to any employees' stock purchase plan or employees' stock option agreement heretofore or hereafter assumed by the Corporation, including in the case of any plan or agreement covered by this clause (ii) shares of Common Stock issued upon the conversion of convertible securities so issued;

                    (iii) except as provided in paragraph (4) below, shares of
               Common Stock issued in connection with the acquisition by the Corporation of the properties, assets and business of another corporation, firm or other entity as a going concern (whether such acquisition is by way of a merger, combination or majority share acquisition or otherwise) and shares of Common Stock issued upon conversion of any convertible securities issued by the Corporation in connection with any such acquisition (as used herein, the terms
               "combination" and "majority share acquisition" shall have the meanings set forth in Section 1701.01 of the Ohio Revised Code); and

                    (iv) shares issued by way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares by the foregoing clauses (i), (ii) and (iii) or this clause (iv) or on shares resulting from any subdivision or combination of shares so excluded.

                (2) In case of the issuance or sale of Additional Shares for cash, the consideration therefor shall be deemed to be the amount of cash received by the Corporation for such shares (or, if such Additional Shares are offered by the Corporation for subscription, the subscription price, or, if such Additional Shares are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price), without deducting therefrom any compensation or discount in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or for any expenses incurred by the Corporation in connection therewith.

                (3) Subject to the provisions of paragraph (4) below, in the case of issuance or sale of Additional Shares for a consideration other than cash, the amount of such consideration shall be deemed to be the fair value thereof as determined by the Directors of the Corporation, for purposes of this subparagraph (B), irrespective of any accounting treatment.

                (4) Subject to clause (iii) of this paragraph (4):

                    (i) any shares of Common Stock issued in connection with any merger of IRC, Inc. into the Corporation shall constitute Additional Shares and shall be deemed to have been issued for a consideration equal to the conversion price in effect immediately prior to the issuance of such Additional Shares;

                    (ii) in the case of the issuance of any shares of Preference
               Stock II in connection with any merger of United-Carr Incorporated or IRC, Inc. into the Corporation, any shares of Common Stock into which such shares of Preference Stock II are initially convertible shall constitute Additional Shares and shall be deemed to have been issued at the time of the issuance of such shares of Preference Stock II for a consideration equal to the conversion price of Series 1 in effect immediately prior to the issuance of such shares of Preference Stock II; and

                    (iii) no shares of Common Stock covered by clauses (i) or
               (ii) of this paragraph (4) in excess of an aggregate of 1,221,569 shares (proportionately adjusted to reflect any split or combination of, or stock dividend paid on, the Common Stock prior to the effective dates of said mergers) shall at any time constitute Additional Shares.

                (5) In the case of issuance of Additional Shares as a stock dividend of 15% or less, the shares shall be deemed to have been issued without consideration at the close of business on the dividend record date.

                (6) Subject to the provisions of paragraph (4) above, in the case of the issuance of Additional Shares upon conversion or exchange of other securities of the Corporation, the amount of consideration received by the Corporation shall be deemed to be the total of (a) the amount of consideration, if any, received by the Corporation upon the issuance of such other securities, plus (b) the amount of the consideration, if any, other than such other securities, received by the Corporation upon such conversion or exchange. In determining the amount of the consideration received by the Corporation upon the issuance of such other securities, the amount of the consideration in cash and other than cash shall be determined pursuant to paragraphs
           (2) and (3) above. If securities of the same class or series of a class as such other securities were issued for different amounts of consideration (determined as above provided), or if some were issued for no consideration, then the amount of the consideration received by the Corporation upon the issuance of each of the securities of such class or series, as the case may be, shall be deemed to be the average amount of the consideration received by the Corporation upon the issuance of all the securities of such class or series, as the case may be.

             (C) If, at any time after November 16, 1967, the Corporation splits or combines the outstanding shares of Common Stock, then as of the close of business on the effective date of such split or combination the conversion price shall be proportionately decreased in the case of a split or increased in the case of a combination. A stock dividend of more than 15% shall be considered a stock split, and the effective date shall be deemed to be the close of business on the dividend record date.

             (D) Whenever the conversion price is adjusted as herein provided, the Corporation shall forthwith place on file with each transfer agent of shares of Series 1 a statement signed by the President or a Vice President of the Corporation and by its Treasurer or an Assistant Treasurer showing in detail the facts requiring such adjustment and the conversion price after such adjustment and shall exhibit the same from time to time to any holder of shares of Series 1 desiring an inspection thereof. The Corporation shall also cause a notice, stating that such adjustment has been effected and setting forth the adjusted conversion price, to be published at least once in a newspaper printed in the English language and customarily published at least once a day for at least five days in each calendar week, which shall be of general circulation in the Borough of Manhattan, the City of New York (herein called an "Authorized Newspaper").

             (E) In the case of the issuance of Additional Shares upon conversion or exchange of other securities of the Corporation as provided in paragraph (6) of subparagraph (B) above, the conversion price shall be adjusted to reflect the issuance of such Additional Shares only on the 15th day of each calendar month to reflect all such conversions or exchanges through the preceding calendar month. Upon the redemption of any shares of Series 1, the conversion price shall be adjusted to reflect the issuance of such Additional Shares as of a date not earlier than the close of business on the fifth business day preceding the mailing of the notice of redemption.

             (F) No adjustment of the conversion price shall be made if the amount of such adjustment shall be less than 50c, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with all adjustments so carried forward shall amount to not less than 50c. In case the Corporation shall at any time split or combine the outstanding shares of Common Stock, said amount of 50c (as theretofore decreased or increased) shall forthwith be proportionately decreased in the case of a split or increased in the case of a combination, so as to appropriately reflect the same. For this purpose, a stock dividend of more than 15% shall be considered a split of the outstanding shares.

          (f) In case of any reclassification or change of outstanding shares of Common Stock (except a split or combination, or a change in par value, or a change from par value to no par value, or a change from no par value to par value), or in case of any consolidation or merger to which the Corporation is a party (other than a merger in which the Corporation is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Stock of the Corporation except as stated above), or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, lawful provision shall be made as part of the terms of such reclassification, change, consolidation, merger, sale or conveyance that the holder of each share of Series 1 then outstanding shall have the right to convert such share into the same kind and amount of stock and other securities and property as would be receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such share might have been converted immediately prior thereto.

          As evidence of the kind and amount of stock or other securities or property into which shares of Series 1 shall be convertible after any such reclassification, change, consolidation, merger, sale or conveyance, or as to the appropriate adjustments of the conversion price applicable with respect thereto, the transfer agents may accept the certificate of any firm of independent public accountants (who may be the regular auditors retained by the Corporation) with respect thereto, who as to questions of law may request and rely upon an opinion of counsel (who may be counsel for the Corporation) and in the absence of bad faith upon the part of the transfer agents, they may conclusively rely thereon, and shall not be responsible or accountable to any holder of shares of Series 1 for any provision in conformity therewith, or approved by such firm of independent public accountants.

          (g) The issue of stock certificates on conversions of shares of Series 1 shall be without charge to the converting shareholder for any tax in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holder of the shares of Series 1 converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

          (h) The Corporation shall at all times reserve and keep available, free from pre-emptive rights, out of its authorized and unissued stock or out of shares held in its treasury, for the purpose of effecting the conversion of shares of Series 1 such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series 1.

          (i) In case at any time:

             (1) the Corporation shall pay any dividend upon its Common Stock payable in shares of its Common Stock and such dividend shall be in excess of five per cent (5%); or

             (2) the Corporation shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of any class or of any other rights;

     then, in either of said cases, the Corporation shall give written notice, by first class mail, postage prepaid, to each holder of record of shares of Series 1 at his address then appearing on the books of the Corporation, of the record date or of the date on which the transfer books of the Corporation shall close with respect to such action. Such notice shall be given at least twenty (20) days prior to the action in question and not less than ten (10) days prior to the record date or the date on which the Corporation's transfer books are closed with respect thereto.

          (j) In case the Corporation shall pay in any quarter-annual period any cash dividends upon its Common Stock which in total amount per share will exceed by fifty per cent (50%) the total amount per share of the cash dividends paid during the last preceding quarter-annual period, it shall cause notice thereof to be published at least once in an Authorized Newspaper.

                                    DIVISION C-2
               Express Terms of Cumulative Serial Preference Stock II,
                             $4.40 Convertible Series 2

          [No shares of this series have been issued. The provisions of this Division C-2 were deleted by action of the Directors of the Corporation on October 22, 1968.]

                                    DIVISION C-3
               Express Terms of Cumulative Serial Preference Stock II,
                             $4.50 Convertible Series 3

          There is hereby established a third series of Serial Preference Stock II, to which the following provisions shall be applicable:

          SECTION 1. Designation of Series. The series shall be designated "Cumulative Serial Preference Stock II, $4.50 Convertible Series 3" (herein called "Series 3").

          SECTION 2. Number of Shares. The number of shares of Series 3 is 2,120,000, which number from time to time may be increased or decreased (but not below the number of shares of the series then outstanding) by the Directors.

          SECTION 3. Dividend Rate. The dividend rate for Series 3 is $4.50 per share per annum.

          SECTION 4. Dividend Payment Dates; Cumulation Dates. The dates at which dividends on Series 3 shall be payable are March 15, June 15, September 15 and December 15 of each year, but the first dividend payment date on shares of Series 3 shall be the first payment date occurring at least 10 days after the date of the initial issue of shares of Series 3. Dividends on shares of Series 3 shall be cumulative as follows:

             (a) in the case of the initial issue of shares of Series 3 dividends shall be cumulative from the date of such initial issue;

             (b) in the case of shares of Series 3 issued during the period commencing immediately after such initial issuance date and terminating immediately after the record date for the first dividend on shares of Series 3, dividends shall be cumulative from such initial issuance date; and

             (c) in all other cases, dividends shall be cumulative from the dividend payment date next preceding the date of issue of such shares unless the shares are issued during the period commencing immediately after the record date for a dividend on shares of such series and terminating at the close of the payment date for such dividend in which case dividends shall be cumulative from the latter payment date.

          SECTION 5. Redemption Prices. The shares of Series 3 shall not be redeemable by the Corporation prior to January 1, 1976. Thereafter the redemption prices for shares of Series 3 shall be as follows:

      IF THE REDEMPTION DATE                      IF THE REDEMPTION DATE
        IS DURING 12-MONTH                          IS DURING 12-MONTH
         PERIOD BEGINNING         REDEMPTION         PERIOD BEGINNING         REDEMPTION
             JANUARY 1              PRICE                JANUARY 1              PRICE
     -------------------------    ----------     -------------------------    ----------
     1976.....................     $ 105.00      1982.....................     $ 102.00
     1977.....................       104.50      1983.....................       101.50
     1978.....................       104.00      1984.....................       101.00
     1979.....................       103.50      1985.....................       100.50
     1980.....................       103.00      1986 and thereafter......       100.00
     1981.....................       102.50

          SECTION 6. Liquidation Rights. The amount payable on shares of Series 3 in the event of any voluntary liquidation, dissolution or winding up of the affairs of the Corporation prior to January 1, 1976 shall be $105 per share and thereafter shall be an amount equal to the redemption price for shares of Series 3 in effect on the distribution date, and in the event of any involuntary liquidation, dissolution or winding up of the Corporation shall be $40 per share.

        SECTION 7.  Conversion Right.

          (a) Subject to and upon compliance with the provisions of this Section 7, shares of Series 3 may, at the option of the holder at any time (or, in the case of shares called for redemption, then until and including the close of business on the date fixed for redemption but not thereafter if payment of the redemption price has been duly provided for by the date fixed for redemption), be converted into fully paid and non-assessable shares (calculated to the nearest 1/100th of a share) of Common Stock at the rate of 1.862 shares of Common Stock for each share of Series 3.

          (b) The holder of each share of Series 3 may exercise the conversion privilege in respect thereof by delivering to any transfer agent of Series 3 the share to be converted accompanied by written notice that the holder elects to convert such share. Conversion shall be deemed to have been effected immediately prior to the close of business on the date when such delivery is made, and such date is referred to in this Section 7 as the "conversion date". On the conversion date or as promptly thereafter as practicable the Corporation shall issue and deliver to the holder of shares of Series 3 surrendered for conversion, or on his written order, a certificate for the number of full shares of Common Stock issuable upon the conversion of such shares of Series 3 and a check or cash in respect of any fraction of a share as provided in subparagraph (E) of this Section 7. The person in whose name the stock certificate is to be issued shall be deemed to have become a holder of Common Stock of record on the conversion date. No adjustment shall be made for any dividends on such shares of Series 3 or for dividends on the shares of Common Stock issued on conversion.

          (c) The number of shares of Common Stock and the number of shares of other classes of stock of the Corporation, if any, into which each share of Series 3 is convertible shall be subject to adjustment from time to time only as follows:

             (A) In case the Corporation shall at any time or times after June 10, 1968 (1) take a record of the holders of Common Stock for the purpose of entitling them to receive a dividend declared payable in shares of Common Stock and thereafter pay such dividend, (2) subdivide or split the outstanding shares of Common Stock, (3) combine the outstanding shares of Common Stock into a smaller number of shares or
        (4) issue by reclassification of Common Stock any shares of the Corporation, each holder of a share of Series 3 shall thereafter be entitled upon the conversion of each share thereof held by him to receive for each such share the number of shares of the Corporation which he would have owned or have been entitled to receive in respect thereof after the happening of the event or events described above which shall have happened had such share of Series 3 been converted prior to the happening of such event or events, the adjustment to become effective immediately at the opening of business on the day next following (x) the record date for purposes of clause (1), or (y) the day upon which such subdivision, split, combination or reclassification shall become effective for purposes of clauses (2), (3) and (4).

             (B) In case the Corporation shall at any time or times after June 10, 1968 take a record of the holders of Common Stock for the purpose of entitling them to receive a distribution of evidences of indebtedness or stock or other securities or assets (excluding cash dividends payable out of consolidated earnings or consolidated earned surplus and distributions of the types specified in clauses (1), (2) and (4) of subparagraph (A) of this Section 7) or rights or warrants to subscribe thereto (excluding those referred to in subparagraph (C) of this Section
        7), the number of shares of Common Stock into which each share of Series 3 shall thereafter be convertible shall be adjusted by multiplying the number of shares of Common Stock into which such share of Series 3 was theretofore convertible by a fraction, of which the numerator shall be the current market price per share of Common Stock (as defined in subparagraph (D) of this Section 7) at such record date and of which the denominator shall be such current market price per share of Common Stock less the fair market value (as determined by the Directors, whose determination shall be conclusive) of that portion of such evidences of indebtedness or stock or other securities or assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock. Such adjustment shall be made whenever such distribution is made or such rights or warrants are issued, as the case may be, and upon such distribution or issuance shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution or rights or warrants. For purposes of this subparagraph (B), consolidated earnings or consolidated earned surplus shall be computed by adding thereto all charges against consolidated earned surplus on account of dividends paid in shares of Common Stock in respect of which an adjustment has been made pursuant to subparagraph
        (A) of this Section 7, all as determined by the independent public accountants then regularly auditing the accounts of the Corporation, whose determination shall be conclusive.

             (C) In case the Corporation shall at any time after June 10, 1968 issue rights or warrants to all holders of Common Stock entitling them (for a period expiring within 60 days after the record date for determination of shareholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock (as defined in subparagraph (D) of this Section 7) at such record date, the number of shares of Common Stock into which each share of Series 3 shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such shares of Series 3 were theretofore convertible by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such current market price. Such adjustment shall be made whenever such rights or warrants are issued and upon such issuance shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants.

             (D) For the purpose of any computation under subparagraph (B) or
        (C) of this Section 7, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the thirty consecutive business days commencing forty-five business days before the day in question. The closing price for each day shall be the last reported sales price regular way on the relevant securities exchange or, if there is no reported sale on such day, the mean of the reported closing bid and asked quotations on the relevant securities exchange on the day, or, with respect to any such day when the Common Stock is not listed on any national securities exchange, the mean of the closing bid and asked quotations in the over-the-counter market on such day as reported by the National Quotation Bureau or similar reporting service. For purposes of this subparagraph (D) and subparagraph (E) of this Section 7, "relevant securities exchange" shall mean the New York Stock Exchange unless the Common Stock is not then listed thereon, in which event it shall mean the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading as determined by the Corporation, which determination shall be conclusive.

             (E) The Corporation shall not be required to issue fractional shares of Common Stock upon conversion of shares of Series 3. If more than one share of Series 3 shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon the conversion of any shares of Series 3, the Corporation shall in lieu of delivering the fractional share therefor make an adjustment therefor in cash at the market value thereof. For such purpose, the market value of a share of Common Stock shall be the last reported sale price regular way on the relevant securities exchange on the last business day prior to the conversion date when the relevant securities exchange is open, or, if there is no reported sale on such day, the mean of the reported closing bid and asked quotations on the relevant securities exchange on that day, or, if the Common Stock is not then listed on any national securities exchange, the mean of the closing bid and asked quotations in the over-the-counter market on that day as reported by the National Quotation Bureau or similar reporting service. This subparagraph (E) shall not apply for purposes of making adjustments under subparagraphs
        (A), (B) and (C) of this Section 7.

             (F) No adjustment in the number of shares of Common Stock into which each share of Series 3 is convertible shall be required unless such adjustment would require an increase or decrease of at least 1/1000th of a share in the number of shares of Common Stock into which such share is then convertible; provided, however, that any adjustments which by reason of this subparagraph (F) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

             (G) Whenever any adjustment is required in the shares into which each share of Series 3 is convertible, the Corporation shall forthwith keep available at each of its transfer agencies at which Series 3 is convertible a statement describing in reasonable detail the adjustment and the method of calculation used. The Corporation shall also cause a notice, stating that such adjustment has been effected and setting forth the adjusted conversion price, to be published at least once in a newspaper printed in the English language and customarily published at least once a day for at least five days in each calendar week which shall be of general circulation in the Borough of Manhattan, the City of New York (herein called an "Authorized Newspaper").

             (H) As evidence of the kind and amount of stock or other securities, cash or property into which shares of Series 3 shall be convertible, or as to the appropriate adjustments of the conversion rate applicable with respect thereto, each transfer agent of Series 3 may accept the certificate of any firm of independent public accountants (who may be the regular auditors retained by the Corporation) with respect thereto, who as to questions of law may request and rely upon an opinion of counsel (who may be counsel for the Corporation) and in the absence of bad faith upon the part of the transfer agent, it may conclusively rely thereon, and shall not be responsible or accountable to any holder of shares of Series 3 for any provision in conformity therewith, or approved by such firm of independent public accountants.

          (d) The Corporation shall at all times reserve and keep available out of the authorized but unissued shares of Common Stock the full number of shares of Common Stock into which all shares of Series 3 from time to time outstanding are convertible, but shares of Common Stock held in the treasury of the Corporation may in its discretion be delivered upon any conversion of shares of Series 3.

          (e) The issue of stock certificates on conversions of shares of Series 3 shall be without charge to the converting shareholder for any tax in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holder of the shares of Series 3 converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

          (f) In case the total amount of cash dividends paid by the Corporation in any quarter-annual period on the number of shares of Common Stock into which each share of Series 3 shall be convertible at the time of such payment exceeds $1.125, it shall cause notice thereof to be published at least once in an Authorized Newspaper.

                                  DIVISION C-4
                          Express Terms of Cumulative
                Redeemable Serial Preference Stock II, Series 4

     There is hereby established a fourth series of Serial Preference Stock II to which the following provisions shall be applicable:

          SECTION 1. Designation of Series. The series shall be designated "Cumulative Redeemable Serial Preference Stock II, Series 4" (herein called "Series 4").

          SECTION 2. Number of Shares. The number of shares of Series 4 is 1,145,000, which number from time to time may be increased or decreased (but not below the number of shares of the series then outstanding) by the Directors.

          SECTION 3. Dividends.

          (a) The holders of record of shares of Series 4 shall be entitled to receive, when and as declared by the Directors in accordance with the terms hereof, out of funds legally available for the purpose, cumulative quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of any shares of Series 4 or any fraction of a share of Series 4, in an amount per share (rounded to the nearest cent) equal to the lesser of (i) $100.00 and (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock, or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise), declared on the shares of Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any shares of Series 4 or any fraction of a share of Series 4. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series 4 were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of

     Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) Dividends shall begin to accrue and be cumulative on outstanding shares of Series 4 from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series 4, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series 4 entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. No dividends shall be paid upon or declared and set apart for any shares of Series 4 for any dividend period unless at the same time a dividend for the same dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon or declared and set apart for all Serial Preference Stock II of all series then outstanding and entitled to receive such dividend. The Directors of the Corporation may fix a record date for the determination of holders of shares of Series 4 entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 40 days prior to the date fixed for the payment thereof.

          SECTION 4. Redemption Rights. Subject to the provisions of Section 6(b)(iii) of Division C of Article Fourth hereof and in accordance with the provisions of Section 4 of Division C of Article Fourth hereof, the shares of Series 4 shall be redeemable from time to time at the option of the Directors of the Corporation, as a whole or in part, at any time, at a redemption price per share equal to 100 times the then applicable Purchase Price as defined in that certain rights agreement, dated as of April 24, 1996 between the Corporation and its rights agent (the "Rights Agreement"), as the same may be amended from time to time in accordance with its terms, subject to adjustment from time to time as provided in the Rights Agreement. Copies of the Rights Agreement are available from the Corporation upon request. In the event less than all of the outstanding shares of Series 4 are to be redeemed, the Corporation shall select by lot the shares so to be redeemed in such manner as shall be prescribed by the Directors of the Corporation.

          SECTION 5. Liquidation Rights.

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (hereinafter referred to as a "Liquidation"), no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon Liquidation) to the shares of Series 4, unless, prior thereto, the holders of shares of Series 4 shall have received at least an amount per share equal to 100 times the then applicable Purchase Price as defined in the Rights Agreement, as the same may be amended from time to time in accordance with its terms, subject to adjustment from time to time as provided in the Rights Agreement, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, provided that the holders of shares of Series 4 shall be entitled to receive at least an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock (the "Series 4 Liquidation Preference").

          (b) In the event, however, that the net assets of the Corporation are not sufficient to pay in full the amount of the Series 4 Liquidation Preference and the liquidation preferences of all other series of Serial Preference Stock II, if any, which rank on a parity with the shares of Series 4 as to distribution of assets in Liquidation, all shares of Series 4 and of such other series of Serial Preference Stock II shall share ratably in the distribution of assets (or proceeds thereof) in Liquidation in proportion to the full amounts to which they are respectively entitled.

          (c) In the event the Corporation shall at any time declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series 4 were entitled immediately prior to such event pursuant to the proviso set forth in paragraph (a) above, shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (d) The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to be a Liquidation for the purposes of this Section 5.

          SECTION 6. Conversion Right. The shares of Series 4 shall not be convertible into shares of Common Stock.

                                   DIVISION D
                         Express Terms of Common Stock

          The Common Stock shall be subject to the express terms of the Serial Preference Stock and any series thereof and to the express terms of the Serial Preference Stock II and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock; and the holders thereof shall be entitled to one vote for each share of such stock on all questions presented to the shareholders.

          The holders of shares of Common Stock shall have no pre-emptive right to purchase or have offered to them for purchase any shares of Common Stock or other securities of the Corporation whether now or hereafter authorized.

     Fifth: The Corporation may from time to time, pursuant to authorization by its Board of Directors and without action by the shareholders, purchase or otherwise acquire shares of the Corporation of any class; subject, however, to such limitation or restriction, if any, as is contained in the express terms of any class of shares of the Corporation outstanding at the time of such purchase or acquisition.

     Sixth: Any and every statute of Ohio hereafter enacted whereby the rights, powers or privileges of corporations or of the shareholders of corporations organized under the laws of Ohio are increased or diminished or in any way affected, or whereby effect is given to the action taken by any number, less than all, of the shareholders of any such corporation, shall apply to the Corporation and shall be binding not only upon the Corporation but upon every shareholder of the Corporation to the same extent as if such statute had been in force on October 31, 1958, the time of merger of The Ramo-Wooldridge Corporation into the Corporation.

     Seventh: These Amended Articles of Incorporation shall supersede and take the place of the heretofore existing Articles of Incorporation of the Corporation and all amendments thereto.